EXHIBIT 21.1
                                                                    ------------


                           SUBSIDIARIES OF THE COMPANY
                                                State of             Percentage
Name of Subsidiary                             Incorporation            Owned
---------------------------------------        -------------         ----------

Harvest American Corp.                           Delaware                  100%

Commodore Oil & Gas Corporation                  Delaware                  100%

Commodore Environmental Services, LLC            Delaware                  100%

Commodore Separation Technologies, Inc.*         Delaware                   87%

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*  An indirect subsidiary 87% owned by Commodore Environmental Services, LLC



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